Exhibit 10.1

FIRST AMENDMENT TO DIRECTOR SERVICES AGREEMENT

THIS FIRST AMENDMENT TO DIRECTOR SERVICES AGREEMENT (the "Amendment") is effective as of May 3, 2016 (the "Effective Date"), by and between FIDELITY NATIONAL FINANCIAL, INC., a Delaware corporation (the "Company"), and WILLIAM P. FOLEY, II (“Foley”) and amends that certain Director Services Agreement dated as of January 8, 2016 (the “Agreement”). In consideration of the mutual covenants and agreements set forth herein, the parties agree as follows:
1.Section 8(e) of the Agreement is deleted in its entirety and the following is inserted in lieu thereof: “Termination due to Death or Disability. If Foley’s services are terminated due to death or Disability, the Company shall pay Foley (or to Foley’s estate or personal representative in the case of death), within (30) thirty business days after the Date of Termination, any Accrued Obligations. Additionally, subject to Section 27(b) hereof, all stock option, restricted stock, profits interest and other equity-based incentive awards granted by the Company and Black Knight Financial Services, Inc. that were outstanding but not vested as of the Date of Termination shall become immediately vested and/or payable.”

IN WITNESS WHEREOF the parties have executed this Amendment to be effective as of the date first set forth above.

FIDELITY NATIONAL FINANCIAL, INC. By: __________________________ Its: Chairman
WILLIAM P. FOLEY, II ______________________________